Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-45062) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the Waste Management Retirement Savings Plan and the Waste Management Retirement Savings Plan for Bargaining Unit Employees,
(2) Registration Statement (Form S-8 No. 333-110293) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the 2003 Waste Management, Inc. Directors’ Deferred Compensation Plan,
(3) Registration Statement (Form S-8 No. 333-135379) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the Waste Management, Inc. Employee Stock Purchase Plan,
(4) Registration Statement (Form S-8 No. 333-45066) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the WMI 2000 Stock Incentive Plan, WMI 2000 Broad-Based Stock Plan, WMI 1993 Stock Incentive Plan, WMI 1996 Stock Option Plan for Non-Employee Directors, Waste Management Holdings, Inc. 1997 Equity Incentive Plan, Waste Management Holdings, Inc. 1992 Stock Option Plan for Non-Employee Directors and Eastern Environmental Services, Inc. 1997 Stock Option Plan.
(5) Registration Statement (Form S-8 No. 333-115932) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the 2004 Stock Incentive Plan,
(6) Registration Statement (Form S-3 Automatic Shelf Registration No. 333-137526-01) of Waste Management, Inc., and
(7) Registration Statement (Form S-4 No. 333-32805) of Waste Management, Inc.
of our reports dated February 18, 2008, with respect to the consolidated financial statements and schedule of Waste Management, Inc. and the effectiveness of internal control over financial reporting of Waste Management, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
ERNST & YOUNG LLP
Houston, Texas
February 18, 2008